EXH 99.1

FOR IMMEDIATE RELEASE

MARPAI reports FOURTH QUARTER AND FULL YEAR 2023 financial results

Full Year Benefit of Maestro Acquisition and Q4 Corrective Actions Driving Financial Improvement

Tampa, March 26, 2024, Marpai, Inc. (“Marpai” or the “Company”) (Nasdaq: MRAI), an independent national Third-Party Administration (TPA) company transforming the $22 billion TPA market supporting self-funded employer health plans with affordable, intelligent, healthcare, today announced financial results for the fourth quarter and fiscal year 2023. The Company expects to hold a webcast to discuss the results on March 27, 2024.

Q4 2023 Financial Highlights:

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Net revenues were $8.7 million for the three months ended December 31, 2023, an improvement of $1.1 million, or 14% higher year over year, for the three months ended December 31, 2022.
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Gross profit was $3.0 million for the three months ended December 31, 2023, an improvement of $0.2 million, or 6.5% higher year over year for the three months ended December 31, 2022.
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Operating expenses were $8.2 million for the three months ended December 31, 2023, an improvement of $3.6 million, or 30.6% lower year over year for the three months ended December 31, 2022.
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Operating loss was $5.2 million for the three months ended December 31, 2023, an improvement of $3.8 million, or 42.3% lower year over year for the three months ended December 31, 2022.
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Net loss was $5.0 million for the three months ended December 31, 2023, an improvement of $3.5 million, or 41.1% lower year over year for the three months ended December 31, 2022.
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Basic and diluted earnings per share were ($0.65) an improvement of $1.00 per share year over year for the three months ended December 31, 2023.

Full Year 2023 Highlights:

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Net revenues were $37.2 million for the year ended December 31, 2023, an improvement of $12.8 million, or 52.6% higher year over year compared to the year ended December 31, 2022.
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Gross profit was $12.9 million for the year ended December 31, 2023, an improvement of $5.7 million, or 79.2% higher year over year compared to the year ended December 31, 2022.
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Operating expenses were $40.9 million, for the year ended December 31, 2023, an increase of $6.7 million, or 19.7% higher year over year compared to the year ended December 31, 2022. The $1.3 million variance for the operating expenses and operating loss from our previously announced preliminary results was due to the reclassification of $3.0 million goodwill impairment and $1.7 million gain on sale of our non-core FSA business.
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Operating loss was $28.0 million for the year ended December 31, 2023, or an increase of $1.0 million, or 3.8% higher year over year compared to the year ended December 31, 2022.
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Net loss was $28.8 million for the year ended December 31, 2023, an increase of $2.3 million, or 8.6% higher, compared to the year ended December 31, 2022.

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Basic and diluted earnings per share were ($4.14) for the year ended December 31, 2023, an improvement of $1.09 per share compared to the year ended December 31, 2022.

“The Company delivered on several actions identified when the new executive team joined in early November 2023,” said Damien Lamendola, Chief Executive Officer of Marpai. “We are starting to gain the benefits of the Maestro Health acquisition. We remain committed to our overall vision that Marpai Saves, through operational and financial improvements, reduces costs for our clients and improves the quality of care for our members.”

Webcast and Conference Call Information

Marpai expects to host a conference call and webcast on Wednesday, March 27, 2024, at 8:30 a.m. ET to answer questions about the Company's operational and financial highlights for its fourth quarter and year ended December 31, 2023.

Investors interested in listening to the conference call may do so by dialing (800)-836-8184 for domestic callers or +1-646-357-8785 for international callers, or via webcast:

https://app.webinar.net/8OgAYdJmbd9

About Marpai, Inc.

Marpai, Inc. (Nasdaq: MRAI) is a leading, national TPA company bringing value-oriented health plan services to employers that directly pay for employee health benefits. Primarily competing in the $22 billion TPA sector serving self-funded employer health plans representing over $1 trillion in annual claims. Marpai works to deliver the healthiest member population for the health plan budget. Operating nationwide, Marpai offers access to leading provider networks including Aetna and Cigna and all TPA services. For more information, visit www.marpaihealth.com, the content of which is not incorporated by reference into this press release.

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties. Forward-looking statements can be identified through the use of words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," “guidance,” "may," "can," "could", "will", "potential", "should," "goal" and variations of these words or similar expressions. For example, the Company is using forward looking statements when it discusses its financial results and that it remains committed to its overall vision that Marpai Saves, through operational and financial improvements, reduces cost for its clients and improving the quality of care for its members. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect Marpai's current expectations and speak only as of the date of this release. Actual results may differ materially from Marpai's current expectations depending upon a number of factors. These factors include, among others, adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, risks associated with managing the growth of the business. Except as required by law, Marpai does not undertake any responsibility to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

More detailed information about Marpai and the risk factors that may affect the realization of forward-looking statements is set forth in Marpai's filings with the Securities and Exchange Commission. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov.

Investor Relations contact :
Steve Johnson

steve.johnson@marpaihealth.com

MARPAI, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands)

MARPAI, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

Twelve Months Ended	
	December 31, 2023	December 31, 2022
Revenue	$ 37,155	$ 24,342
Costs and expenses		
Cost of revenue (exclusive of depreciation and amortization shown separately below)	24,239	17,136
General and administrative	19,177	12,319
Sales and marketing	6,597	6,939
Information technology	5,834	6,373
Research and development	1,312	3,708
Depreciation and amortization	3,897	3,538
Impairment of goodwill	3,018	-
Facilities	2,472	1,013
Loss on disposal of assets	335	273
Gain on sale of business unit	(1,749)	-
Total costs and expenses	65,132	51,299
Operating loss	(27,977)	(26,957)
Other expenses		
Other income	489	235
Interest expense, net	(1,527)	(267)
Foreign exchange loss	(27)	—
Loss before provision for income taxes	(29,042)	(26,989)
Income tax benefit	(290)	(521)
Net loss	$ (28,752)	$ (26,468)
Net loss per share, basic & fully diluted	$ (4.14)	$ (5.23)
Weighted average common shares outstanding, basic and diluted	6,951,669	5,059,959

MARPAI, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

Three Months Ended	
	December 31, 2023	December 31, 2022
Revenue	$ 8,707	$ 7,628
Costs and expenses		
Cost of revenue (exclusive of depreciation and amortization shown separately below)	5,709	4,813
General and administrative	3,239	4,379
Sales and marketing	1,103	2,109
Information technology	1,059	2,510
Research and development	21	1,024
Depreciation and amortization	923	1,034
Impairment of goodwill	3,018	—
Facilities	554	426
Loss on disposal of assets	(15)	213
Gain on sale of business unit	(1,749)	-
Total costs and expenses	13,862	16,508
Operating loss	(5,155)	(8,880)
Other expenses		
Other income	258	107
Interest expense, net	(425)	(226)
Foreign exchange loss	6	5
Loss before provision for income taxes	(5,316)	(8,994)
Income tax benefit	(290)	(521)
Net loss	$ (5,026)	$ (8,473)
Net loss per share, basic & fully diluted	$ 0.65	$ 1.63
Weighted average common shares outstanding, basic and diluted	7,738,879	5,186,573

MARPAI, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

MARPAI, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS CONTINUED

(in thousands)